Exhibit 1.1

Execution Version

HEWLETT PACKARD ENTERPRISE COMPANY

27,000,000 Shares of 7.625% Series C Mandatory Convertible Preferred Stock

Underwriting Agreement

September 10, 2024

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10017

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

As Representatives of the several
Underwriters listed in Schedule 1 hereto

Ladies and Gentlemen:

Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 27,000,000 shares of 7.625% Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, with an initial liquidation preference of $50.00 per share (the “Preferred Stock”) of the Company (the “Underwritten Shares”), and, at the option of the Representatives, up to an additional 3,000,000 shares of the Preferred Stock (the “Option Shares,” and together with the Underwritten Shares, the “Securities”), solely to cover over-allotments, if any. The Preferred Stock will be convertible into a variable number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), and such shares of Common Stock into which the Securities are convertible, together with any shares of Common Stock delivered in payment of dividends on the Securities or upon redemption of the Securities, are hereinafter referred to as the “Underlying Shares”. The terms of the Preferred Stock will be set forth in and governed by the Certificate of Designations (the “Certificate of Designations”), to be filed by the Company under applicable Delaware law as an amendment to the Company’s Amended and Restated Certificate of Incorporation.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3ASR (File No. 333-276221), including a prospectus, relating to securities, including preferred stock, to be issued from time to time by the Company.  Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in such Registration Statement (and any amendments thereto) at the time of its effectiveness that omits Rule 430 Information (the “Base Prospectus”) and the preliminary prospectus supplement, dated September 9, 2024, relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, that amends or supplements the Base Prospectus, and the term “Final Prospectus” means the Base Prospectus and the final prospectus supplement that amends or supplements the Base Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities.  Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any document incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Final Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Final Prospectus.

At or prior to the time when sales of the Securities were first made, which for the purposes of this Agreement shall be 5:00 P.M., New York City time, on September 10, 2024 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus, dated September 9, 2024, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

The Company intends to use the proceeds of the offering of certain series of the Securities to finance, in part, the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of January 9, 2024 (as amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, Jasmine Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Subsidiary”), and Juniper Networks, Inc. (“Juniper”), a Delaware corporation. Subject to the terms and conditions set forth in the Merger Agreement, the Merger Subsidiary will merge with and into Juniper, with Juniper surviving the Merger as a wholly owned subsidiary of the Company (the “Juniper Acquisition”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and resale of the Securities, as follows:

1.          Purchase and Resale of the Securities.

(a)          On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $48.75. In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement and subject to the conditions set forth herein, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, solely to cover over-allotments, severally and not jointly, from the Company, the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If the Underwriters exercise this option to purchase any of the Option Shares, each Underwriter will be obligated to purchase the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Securities as the Representatives deem necessary in their sole discretion. The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Final Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered (the “Additional Closing Date”) and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of this Agreement). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein (unless such date and time is the same date and time as the Closing Date).

The Company will not be obligated to deliver any of the Underwritten Shares except upon payment for all the Underwritten Shares to be purchased as provided herein.

(b)          The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities for resale on the terms set forth in the Time of Sale Information.

(c)         The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(d)         The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, none of the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Representatives nor any other Underwriter shall have any responsibility or liability to the Company with respect thereto. Any review by the Representatives or any Underwriter of the Company and the transactions contemplated hereby, or other matters relating to such transactions, will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or any other person.

2.          Payment and Delivery.

(a)          Payment for and delivery of the Underwritten Shares will be made at the offices of Cravath, Swaine & Moore LLP at 10:00 A.M., New York City time, on September 13, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.” In addition, in the event that the Underwriters elect to purchase any or all of the Option Shares, delivery of and payment for such Option Shares shall be made on such Additional Closing Date as specified in the notice from the Representatives to the Company.

(b)        Payment for the Securities shall be made by the Underwriters in immediately available funds by wire transfer to the account(s) specified by the Company in writing to the Representatives against delivery of the Securities through the facilities of The Depository Trust Company (“DTC”), for the account of the Underwriters, with any transfer taxes payable in connection with the sale of the Securities to the Underwriters duly paid by the Company. The certificates for the Securities will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or any Additional Closing Date, as the case may be.

3.          Representations and Warranties of the Company.

The Company represents and warrants to each Underwriter that:

(a)          Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(b)          Time of Sale Information and Final Prospectus.  The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date and any Additional Closing Date, will not, and the Final Prospectus, in the form first used by the Underwriters to confirm sales of the Securities and as of the Closing Date and any Additional Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Time of Sale Information or the Final Prospectus, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(c)          Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Final Prospectus, (iv) the documents listed on Annex A hereto, including the pricing term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (v) any electronic road show or other written communications relating to the offering of Securities contemplated hereby, in each case approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(d)          Registration Statement.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of The Bank of New York Mellon Trust Company, N.A. under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(e)          Incorporated Documents.  The documents incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Final Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)          Financial Statements of the Company and Juniper.  (i) The historical financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Final Prospectus and the Time of Sale Information present fairly the information required to be stated therein; the other financial information with respect to the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby; (ii) to the knowledge of the Company, the historical financial statements and the related notes thereto of Juniper included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of Juniper and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; to the knowledge of the Company, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Final Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and to the knowledge of the Company, the other financial information with respect to Juniper included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Final Prospectus has been derived from the accounting records of Juniper and its subsidiaries and presents fairly, in all material respects, the information shown thereby; and (iii) the pro forma financial information of the Company and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Final Prospectus has been prepared in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial information prepared in accordance with Regulation S-X, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Information and the Final Prospectus.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(g)         No Material Adverse Change.  Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Final Prospectus (i) there has not been any material change in the capital stock or any material increase in long-term debt of the Company or any of its subsidiaries, taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole; and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries, taken as a whole, or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Final Prospectus.

(h)          Organization and Good Standing.  The Company and each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X) of the Company has been duly organized or formed, as applicable, and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as applicable (to the extent that such concept is recognized or applicable under the laws of its jurisdiction of organization or formation, as applicable), is duly qualified to do business in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, in good standing (to the extent that such concept is recognized or applicable under the laws of its jurisdiction of organization or formation, as applicable) or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement and the Securities (a “Material Adverse Effect”).

(i)          Capitalization.  The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Final Prospectus under the headings “Description of Capital Stock” and “Description of Mandatory Convertible Preferred Stock”; and all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)          [Reserved].

(k)          Due Authorization.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including the issuance of the Securities and the execution of the Certificate of Designations; and all action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby has been duly and validly taken.

(l)          The Merger Agreement. (i) The Merger Agreement has been duly authorized, executed and delivered by the Company and the Merger Subsidiary and, assuming due authorization, execution and delivery by Juniper, constitutes a legal, valid and binding agreement of the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that rights to indemnification and contribution thereunder may be limited by Federal or state securities laws or public policy relating thereto; and (ii) to the knowledge of the Company, the representations and warranties of Juniper in the Merger Agreement were, as of the date of the Merger Agreement (except to the extent such representations and warranties are made as of an earlier date, in which case, as of such earlier date), and are, as of the date hereof (except to the extent such representations and warranties are made as of an earlier date, in which case, as of such earlier date), true and correct in all material respects, subject to the qualifications set forth in the Company Disclosure Schedule (as defined in the Merger Agreement).

(m)          The Certificate of Designations.  The Certificate of Designations has been duly authorized by the Company and, on or before the Closing Date, will have been duly executed and delivered by the Company and duly filed pursuant to applicable Delaware law.

(n)          The Securities.  The Securities have been duly authorized by the Company and, when issued and delivered against payment therefore as provided herein, and upon the filing and effectiveness of the Certificate of Designations, will be duly authorized, validly issued, fully paid and non-assessable and will conform to the description thereof in the Time of Sale Information and the Final Prospectus; and the issuance of the Securities is not subject to any preemptive or similar rights that have not been duly waived.

(o)          The Underlying Shares. The Securities will be convertible into shares of Common Stock in accordance with the terms of the Preferred Stock set forth in the Certificate of Designations. On or before the Closing Date, a number of Underlying Shares equal to the Maximum Number of Underlying Shares (as defined below) will have been duly authorized and reserved for issuance by all necessary corporate actions of the Company; all Underlying Shares, when issued upon such conversion or delivery (as the case may be) against payment therefore in accordance with the terms of the Preferred Stock set forth in the Certificate of Designations, will be duly authorized, validly issued, fully paid and non-assessable, will conform in all material respects to the descriptions thereof in the Time of Sale Information and the Final Prospectus and will not be subject to any preemptive or similar rights. As used herein, “Maximum Number of Underlying Shares” means the product of (A) the sum of (x) a number of shares of Common Stock equal to the Maximum Conversion Rate (as defined in the Certificate of Designations) and (y) the maximum number of shares of Common Stock deliverable by the Company in respect of dividends payable per share of Preferred Stock (whether or not declared), multiplied by (B) the aggregate number of Securities (assuming the exercise in full of the option set forth in Section 2 herein), in each case in accordance with the terms of the Certificate of Designations.

(p)          Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the other parties hereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(q)          No Violation or Default.  The Company is not in violation of its charter or bylaws or similar organizational documents; and neither the Company nor any of its subsidiaries is (i) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject; or (ii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, except, in the case of clauses (i) and (ii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)          No Conflicts.  The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)        No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Underwriters.

(t)          Legal Proceedings and Required Disclosures.  Except as described in each of the Registration Statement, the Time of Sale Information and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property, right or asset of the Company or any of its subsidiaries is or may be the subject, and no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or by others that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Information or the Final Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Final Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Final Prospectus.

(u)          Independent Accountants.  (i) Ernst & Young, LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act; and (ii) Ernst & Young, LLP, who have certified certain financial statements of Juniper and its subsidiaries, are, to the knowledge of the Company, independent public accountants with respect to Juniper and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)          [Reserved].

(w)          Investment Company Act.  The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Final Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)          Disclosure Controls. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  Such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(y)          Accounting Controls.  The Company and its subsidiaries maintain systems of internal accounting controls that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Final Prospectus, the Company is not aware of any material weaknesses in its internal controls.

(z)          No Unlawful Payments.  Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, except, in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Final Prospectus.  The Company and its subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws, except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Final Prospectus.

(aa)      Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb)         No Conflicts with Sanctions Laws.  Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine and any other Covered Region identified by Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions, except, in each case as permitted by license or exemption, or as otherwise authorized by provision of law. Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, except as permitted by license or exemption, or as otherwise authorized by provision of law.

(cc)          Solvency.  On and immediately after the Closing Date and any Additional Closing Date, the Company (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Final Prospectus) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Final Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(dd)      Cybersecurity; Data Protection.  Except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Final Prospectus (including any document incorporated by reference therein) and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted; (ii) the Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and the Company is not aware of any breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; and (iii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(ee)        Status under the Securities Act.  The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(ff)        No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(gg)       Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith.

4.          Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)          Required Filings.  The Company will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, will file any Issuer Free Writing Prospectus (including the pricing term sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period (as defined below); and the Company will furnish copies of the Final Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.  The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act and in any event prior to the Closing Date.

(b)          Delivery of Copies.  The Company will deliver, without charge, to the Underwriters during the Prospectus Delivery Period (as defined below), as many copies of the Final Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)       Final Prospectus; Amendments or Supplements.  Before finalizing the Final Prospectus or making or distributing any amendment or supplement to any of the Registration Statement, Time of Sale Information or the Final Prospectus (or filing with the Commission any document that will be incorporated by reference therein), the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Final Prospectus or such amendment or supplement (or document incorporated by reference therein) for review, and will not distribute any such proposed Final Prospectus, amendment or supplement or file any such documents with the Commission to which the Representatives reasonably objects.

(d)          Issuer Free Writing Prospectuses.  Before using, authorizing, approving or filing any Issuer Free Writing Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use, authorize, approve or file any such Issuer Free Writing Prospectus to which the Representatives reasonably objects.

(e)          Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Final Prospectus or any amendment to the Final Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or the Final Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Free Writing Prospectus or the Final Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, any Issuer Free Writing Prospectus or the Final Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(f)          Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly (and, in any event, not later than the earlier of (A) one business day after the Company becomes aware of any condition described in clause (i) or (ii) above and (B) the Closing Date) notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with applicable law.

(g)          Ongoing Compliance.  If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters such amendments or supplements to the Final Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Final Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with law.

(h)          Blue Sky Compliance.  The Company will use its reasonable best efforts to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(i)          Clear Market.  During the period from the date hereof through and including 60 days after the date of the Final Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or file with, the SEC a registration statement under the Securities Act relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any shares of Common Stock or any such similar, parity or senior securities, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any economic consequences of ownership of any share of Common Stock or any such similar, parity or senior securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or any such similar, parity or senior securities, in cash or otherwise.

The restrictions described above do not apply to certain transactions, including (i) the issuance of the Securities to be sold hereunder or any Underlying Shares; (ii) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date hereof and described in the Preliminary Prospectus; (iii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Time of Sale Information, or a successor thereto; (iv) the issuance of shares of Common Stock issuable as dividends on the Preferred Stock; (v) the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition; (vi) the issuance of shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock (whether upon the exercise of stock options or otherwise) in each case, in connection with joint ventures, commercial relationships or other strategic transactions; or (vii) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect as of the Closing Date and described in the Time of Sale Information or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; provided that, in the case of clauses (v) and (vi), other than with respect to issuances in connection with the Juniper Acquisition, the aggregate number of shares of Common Stock issued in all such acquisitions and transactions does not exceed 5% of the outstanding Common Stock of the Company following the offering of the Preferred Stock and any recipients of such shares of Common Stock shall deliver a “lock-up” agreement substantially in the form of Exhibit A hereto.

For the avoidance of doubt, nothing in this Section 4(i) restricts the Company and its subsidiaries from offering or issuing debt securities.

(j)         Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Final Prospectus under the heading “Use of Proceeds.”

(k)         Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act; provided, however, that such availability requirements shall be deemed met by the Company’s compliance with its reporting requirements pursuant to the Exchange Act.

(l)          DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)       No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(n)          [Reserved].

(o)          Exchange Listing. The Company will use its reasonable best efforts to (i) list, subject to notice of issuance, the Securities and a number of Underlying Shares equal to the Maximum Number of Underlying Shares on the NYSE within 30 days after the Closing Date and (ii) in connection with such listing, file a registration statement with the Commission with respect to the Preferred Stock on Form 8-A pursuant to Section 12 of the Exchange Act, which registration statement will comply in all material respects with the applicable requirements of the Exchange Act.

(p)          Lock-Up. On or before the date hereof, the Company will cause to be provided to the Representatives “lock-up” agreements, each substantially in the form of Exhibit A hereto, executed by the executive officers and directors of the Company listed on Exhibit B hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities. During the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such lock-up agreements or any related stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.

(q)          Common Stock. The Company will reserve, and keep available at all times, beginning at the Closing Date, a number of Underlying Shares equal to the Maximum Number of Underlying Shares, free of preemptive or similar rights, for the purpose of issuance upon conversion of the Securities and payment of dividends on the Securities, as applicable.

(r)          Adjustments. The Company will, during the period from and including the date hereof through and including the earlier of (a) the purchase by the Underwriters of all of the Option Shares and (b) the expiration of the Underwriters’ option to purchase Option Shares, not do or authorize or cause any act or thing that would result in an adjustment of the Fixed Conversion Rates (as defined in the Time of Sale Information) of the Preferred Stock.

5.          Certain Agreements of the Underwriters.  Each Underwriter hereby, severally and not jointly, represents and agrees that it has not used and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A hereto or prepared pursuant to Section 3(c) or Section 4(d) hereof (including any electronic road show) or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.  Notwithstanding the foregoing, the Underwriters may use the pricing term sheet in the form of Annex B hereto without the consent of the Company.

6.          Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase Underwritten Shares on the Closing Date or the Option Shares on any Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and the Final Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof.

(b)        Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date, or any Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or any Additional Closing Date, as the case may be.

(c)          No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating of any debt securities issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)          No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto), the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Prospectus.

(e)          Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date, or any Additional Closing Date, as the case may be, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has reviewed the Registration Statement, the Time of Sale Information and the Final Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(a)–3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, or any Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)          CFO Certificate.  The Representatives shall have received, on and as of the date hereof and on and as of the Closing Date, a certificate of the Chief Financial Officer of the Company with respect to certain financial information contained in the Time of Sale Information and the Final Prospectus, respectively, in form and substance reasonably satisfactory to the Representatives.

(g)          Comfort Letters.  On the date of this Agreement and on the Closing Date, or any Additional Closing Date, as the case may be, (i) Ernst & Young, LLP, shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Final Prospectus and (ii) Ernst & Young, LLP, shall have furnished to the Representatives, at the request of Juniper, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of Juniper and its subsidiaries contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Final Prospectus; provided that, in each case, the letter delivered on the Closing Date, or any Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date, or any Additional Closing Date, as the case may be.

(h)          Opinion and 10b-5 Statement of Counsel for the Company.  Wachtell, Lipton, Rosen & Katz, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion and 10b‑5 statements, each dated the Closing Date, or any Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i)          Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date, or any Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)          No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.

(k)          Good Standing.  The Representatives shall have received on and as of the Closing Date, or any Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and of Juniper in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)          [Reserved].

(m)          DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(n)          Certificate of Designations.  On or before the Closing Date, the Certificate of Designations shall have been filed under applicable Delaware law and become effective and the Company shall have delivered evidence of such filing and effectiveness to the Representatives.

(o)          Exchange Listing. On or before the Closing Date, the Company shall have filed the requisite listing application with the NYSE for the listing of a number of Underlying Shares equal to the Maximum Number of Underlying Shares on the NYSE (subject to adjustments as described in the Certificate of Designations).

(p)          Additional Documents.  On or prior to the Closing Date, or any Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.          Indemnification and Contribution.

(a)         Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, their respective agents, affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, any of the other Time of Sale Information, any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(b)          Indemnification of the Company by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, any of the other Time of Sale Information, any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following sentences and/or paragraphs in the Preliminary Prospectus and the Final Prospectus: (1) the fourth paragraph, (2) the second sentence of the sixteenth paragraph, (3) the seventeenth paragraph and (4) the first sentence of the twentieth paragraph, in each case of the “Underwriting” section therein.

(c)          Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) (the “Company Indemnified Person”) or paragraph (b) (the “Underwriter Indemnified Person” and, together with the Company Indemnified Person, the “Indemnified Person”) above, such person shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Company Indemnified Persons taken as a whole and one separate firm (in addition to any local counsel) for all Underwriter Indemnified Persons taken as a whole, as the case may be, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company and its directors and officers and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)          Contribution.  If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the respective relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The respective relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities bears to the total discounts and commissions received by the Underwriters under this Agreement.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)          Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.          Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Final Prospectus.

9.          Defaulting Underwriter.

(a)          If, on the Closing Date, or any Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non‑defaulting Underwriters or the Company may postpone the Closing Date, or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information, the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information or the Final Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)       Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.          Payment of Expenses.

(a)          Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any transfer taxes imposed in that connection; (ii) the costs incident to the preparation and printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any other Time of Sale Information, any Issuer Free Writing Prospectus and the Final Prospectus (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related documented and reasonable fees and expenses of counsel for the Underwriters in an amount not to exceed $10,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses for Equiniti Trust Company, LLC, transfer agent and registrar for the Securities; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering of Securities by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; (ix) the fees and expenses in connection with the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to satisfy any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11.          Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates and agents of each Underwriter referred to in Section 7(a) hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.          Acknowledgement and Consent to Bail-In of EEA Financial Institutions.   Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between any BRRD Party and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)          the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to the Company under this Agreement, which (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)
the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of each BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)	the cancellation of the BRRD Liability; and

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)          the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 12:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means each Underwriter subject to the Bail-In Powers of a Relevant Resolution Authority.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/documents-guidelines/eu-bail-legislation-schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a BRRD Party.

13.          Acknowledgment and Consent to Bail-In of UK Financial Institutions.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between any UK Bail-in Party and the Company,

(a)          The Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts and agrees to be bound by:

(i)
the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-In Liability of each Underwriter subject to the Bail-In Powers of the relevant UK resolution authority (a “UK Bail-In Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (1) the reduction of all, or a portion, of the UK Bail-In Liability or outstanding amounts due thereon; (2) the conversion of all, or a portion, of the UK Bail-In Liability into shares, other securities or other obligations of each UK Bail-In Party or another person (and the issue to or conferral on the Company of such shares, securities or obligations); (3) the cancellation of the UK Bail-In Liability; and/or (4) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(ii)
and the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(b)          As used in this Section 13, “UK Bail-in Legislation” means Part I of the UK Banking Act of 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); “UK Bail-in Powers” means the powers under UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or investment under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; “UK Bail-In Liability” means a liability in respect of which the UK Bail-In Powers may be exercised.

14.          Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

15.          Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

16.          Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.          Recognition of the U.S. Special Resolutions Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States .

For the purposes of this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.          Miscellaneous.

(a)          Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b)          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to each of the Representatives at (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: (646) 291-1469); (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10017, Attention: Equity Syndicate Desk (fax: (212) 622-8358); and (iii) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets (fax: (212) 205-7812) (in each case with a copy (which shall not constitute notice) to Cravath, Swaine & Moore LLP, Two Manhattan West, 375 Ninth Avenue, New York, New York 10001, Attention: Nicholas A. Dorsey; C. Daniel Haaren (fax: (212) 474-3700)).  Notices to the Company shall be given to Hewlett Packard Enterprise Company, 1701 East Mossy Oaks Road, Spring, Texas 77389, Attention: Treasurer, with a copy to the General Counsel at 1701 East Mossy Oaks Road, Spring, Texas 77389 (fax: (650) 857-4837) (in each case with a copy (which shall not constitute notice) to Wachtell, Lipton, Rosen & Katz at 51 W 52nd Street, New York, New York 10019 (email: bmroth@wlrk.com; rsnarayan@wlrk.com; srgreen@wlrk.com); Attention: Benjamin R. Roth, Raaj S. Narayan, Steven R. Green).

(c)          Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)          Submission to Jurisdiction.  The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e)          Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)         Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com)), or other transmission method, each of which shall be an original and all of which together shall constitute one and the same instrument, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(g)          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)          Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[signature pages follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

HEWLETT PACKARD ENTERPRISE COMPANY

By	/s/ Kirt Karros
Name: Kirt Karros
Title: Senior Vice President, Treasurer and FP&A

[Signature Page to the Underwriting Agreement]

REPRESENTATIVES

Accepted: As of the date first written above

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Christopher Derison
Name: Christopher Derison
Title: Director, Technology Investment Banking

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Michael Rhodes
Name: Michael Rhodes
Title: Executive Director

[Signature Page to the Underwriting Agreement]

Accepted: As of the date first written above

MIZUHO SECURITIES USA LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Mariano Gaut
Name: Mariano Gaut
Title: Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE 1

Underwriters

Underwriter	Number of Securities
Citigroup Global Markets Inc.	4,133,107
J.P. Morgan Securities LLC	4,133,107
Mizuho Securities USA LLC	4,133,107
BNP Paribas Securities Corp.	1,433,107
HSBC Securities (USA) Inc.	1,433,107
Wells Fargo Securities, LLC	1,433,107
Barclays Capital Inc.	1,414,111
Deutsche Bank Securities Inc.	1,414,111
Santander US Capital Markets LLC	1,119,565
SG Americas Securities, LLC	1,119,565
TD Securities (USA) LLC	1,119,565
ING Financial Markets LLC	1,038,019
Loop Capital Markets LLC	755,746
U.S. Bancorp Investments, Inc.	755,746
Credit Agricole Securities (USA) Inc.	401,350
Academy Securities, Inc.	290,895
ANZ Securities, Inc.	290,895
CIBC World Markets Corp.	290,895
Standard Chartered Bank	290,895
Total	27,000,000

Exhibit A

Form of Lock-Up

FORM OF

LOCK-UP AGREEMENT

[●], 2024

CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES LLC
MIZUHO SECURITIES USA LLC
As Representatives of the several
Underwriters listed in Schedule 1 to
the Underwriting Agreement
referred to below

c/o
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Re:    Hewlett Packard Enterprise Company --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Hewlett Packard Enterprise Company, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of shares of 7.625% Series C Mandatory Convertible Preferred Stock, $0.01 par value per share of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) owned by the undersigned as of the date hereof (except as provided below) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities during the Restricted Period, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may:

(a)   transfer or otherwise dispose of the undersigned’s Lock-Up Securities, without the prior written consent of the Representatives:

(i)	as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii)	as a bona fide gift or gifts intended as a charitable donation,

(iii)	by will, other testamentary document or intestacy,

(iv)  to any member of the undersigned’s immediate family (as defined below) or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(v)   to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owners of all of the outstanding equity securities or similar interests,

2

(vi)  to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above,

(vii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members or shareholders of the undersigned,

(viii)by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other final order of a court or regulatory agency,

(ix)  to the Company from an employee, independent contractor or services provider of the Company upon death, disability or termination of employment or cessation of services, in each case, of such employee, independent contractor or services provider,

(x)   as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the closing date for the Public Offering,

(xi)  to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan that is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xii)  pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all or substantially all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement,

3

provided that (A) in the case of any transfer or disposition pursuant to clause (a)(i), (iii), (iv), (v), (vi), (vii) and (viii), such transfer shall not involve a disposition for value (other than, in the case of clauses (a)(v), (vi) (to the extent relating to clause (v)) and (vii), with respect to any such transfer or distribution for which the transferor or distributor receives equity interests of such transferee or such transferee’s interests in the transferor) and each donee, devisee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in substantially the form of this Letter Agreement, (B) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (x) and (xi), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than (y) with respect to a transfer under clause (a)(i), (ii), (iii), (iv) and (xi), any filing required to be made under Section 16(a) of the Exchange Act, provided that any such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and (z) a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (C) in the case of any transfer or distribution pursuant to clause (a)(viii) and (ix) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b)   exercise outstanding options, settle restricted stock units or other equity awards or exercise warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-Up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement;

(c)   convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities into shares of Common Stock or warrants to acquire shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the terms of this Letter Agreement;

(d)   establish trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Restricted Period, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Restricted Period; and

4

(e)   transfer shares of Common Stock pursuant to a written plan for trading securities in effect on the date of this Letter Agreement, which was established pursuant to and in accordance with Rule 10b5-1(c) under the Exchange Act (a “10b5-1 Plan”); provided that (1) the undersigned agrees that any such 10b5-1 Plan shall not be amended, waived or otherwise modified during the Restricted Period in a manner that would provide for the transfer of Lock-Up Securities during the Restricted Period and (2) any filing under the Exchange Act that is made in connection with any such transfer during the Restricted Period shall state (x) that such transfer has been executed under a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act and (y) the date of adoption of such 10b5-1 Plan.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

Notwithstanding anything to the contrary contained herein, this Letter Agreement and the related restrictions contained herein shall automatically terminate and the undersigned shall be released from all obligations under this Letter Agreement upon the earliest to occur of (i) September 30, 2024, if the Underwriting Agreement does not become effective by such date, (ii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock or other equity securities to be sold thereunder or (iii) prior to the execution of the Underwriting Agreement, the Company advising the Representatives that it has or the Representatives advising the Company, that they have, determined not to proceed with the Public Offering. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[remainder of page left intentionally blank]
5

Very truly yours,

[NAME OF STOCKHOLDER]
By:

Name:
Title:

[Signature page to Lock-Up Agreement]

Exhibit B

List Of Executive Officers and Directors of the Company Subject to Lock-Up

Pamela L. Carter
Frank A. D’Amelio
Regina Dugan
Raymond J. Lane
Ann M. Livermore
Bethany Mayer
Antonio Neri
Charles H. Noski
Raymond E. Ozzie
Gary M. Reiner
Patricia F. Russo
Jeremy Cox
Fidelma Russo
Gerri Gold
Jean M. Hobby
Kirt P. Karros
Neil MacDonald
Kristin Major
Philip J. Mottram
Marie Myers
John F. Schultz

ANNEX A

Additional Time of Sale Information

1.	Final term sheet in respect of the Securities, dated September 10, 2024, substantially in the form of Annex B.

ANNEX B

Pricing Term Sheet	Free Writing Prospectus
dated as of September 10, 2024	Filed pursuant to Rule 433
Supplementing the
Preliminary Prospectus Supplement dated September 9, 2024 to the
Prospectus dated December 22, 2023
Registration No. 333-276221

Hewlett Packard Enterprise Company

27,000,000 Shares of 7.625% Series C Mandatory Convertible Preferred Stock

The information in this pricing term sheet should be read together with Hewlett Packard Enterprise Company’s preliminary prospectus supplement dated September 9, 2024 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and the related base prospectus dated December 22, 2023, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-276221. Capitalized terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement or the accompanying prospectus. All references to dollar amounts are references to U.S. dollars.
Issuer:	Hewlett Packard Enterprise Company, a Delaware corporation (the “Issuer”).

Ticker / Exchange for the Common Stock:	HPE / The New York Stock Exchange (“NYSE”).

Trade Date:	September 11, 2024.

Settlement Date*:	September 13, 2024 (T+2).

Securities Offered:	27,000,000 shares of the Issuer’s 7.625% Series C Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Mandatory Convertible Preferred Stock”).

Over-Allotment Option:	3,000,000 additional shares of the Mandatory Convertible Preferred Stock.

Public Offering Price:	$50.00 per share of the Mandatory Convertible Preferred Stock.

Underwriting Discount:	$1.25 per share of the Mandatory Convertible Preferred Stock.

Liquidation Preference:	$50.00 per share of the Mandatory Convertible Preferred Stock.

Dividends:
7.625% of the liquidation preference of $50.00 per share of the Mandatory Convertible Preferred Stock per annum.

The expected dividend payable on the first Dividend Payment Date (as defined below) is approximately $0.83 per share of the Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be $0.95 per share of the Mandatory Convertible Preferred Stock.

Dividend Record Dates:	The February 15, May 15, August 15 or November 15 immediately preceding the relevant Dividend Payment Date.

Dividend Payment Dates:	March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2024 to, and ending on, and including, September 1, 2027.

Mandatory Conversion Date:
The second business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding September 1, 2027. The Mandatory Conversion Date is expected to be September 1, 2027.

Initial Price:	Approximately $16.10, which is equal to $50.00, divided by the Maximum Conversion Rate (as defined below).

Threshold Appreciation Price:	Approximately $19.72, which is equal to $50.00, divided by the Minimum Conversion Rate (as defined below), and represents an approximately 22.5% appreciation over the Initial Price.

Floor Price:	$5.64 (approximately 35% of the Initial Price), subject to adjustment as described in the Preliminary Prospectus Supplement.

Conversion Rate:
Upon conversion on the Mandatory Conversion Date, the conversion rate for each share of the Mandatory Convertible Preferred Stock, will be not more than 3.1056 shares of the Issuer’s common stock (the “Maximum Conversion Rate”) and not less than 2.5352 shares of the Issuer’s common stock, (the “Minimum Conversion Rate”), depending on the Applicable Market Value of the Issuer’s common stock, as described below and subject to certain anti-dilution adjustments.

The following table illustrates hypothetical conversion rates per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Preliminary Prospectus Supplement:

Assumed Applicable Market Value of the Issuer’s common stock	Assumed Conversion Rate (number of shares of the Issuer’s common stock to be received upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than the Threshold Appreciation Price	2.5352 shares of common stock

Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between 2.5352 and 3.1056 shares of common stock, determined by dividing $50.00 by the Applicable Market Value

Less than the Initial Price	3.1056 shares of common stock

Early Conversion at the Option of the Holder:
Other than during a Fundamental Change Conversion Period, at any time prior to September 1, 2027, holders of the Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part, into shares of the Issuer’s common stock at the Minimum Conversion Rate, subject to certain anti-dilution adjustments.

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount:
If a Fundamental Change occurs on or prior to September 1, 2027, holders of the Mandatory Convertible Preferred Stock will have the right during the Fundamental Change Conversion Period to convert their shares of the Mandatory Convertible Preferred Stock, in whole or in part, into shares of common stock (or units of exchange property (as described in the Preliminary Prospectus Supplement)) at the Fundamental Change Conversion Rate.

Holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will also receive a Fundamental Change Dividend Make-Whole Amount and, to the extent there is any, the Accumulated Dividend Amount.

The following table sets forth the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock based on the Fundamental Change Effective Date and the Fundamental Change Stock Price:

	Fundamental Change Stock Price
Fundamental Change Effective Date	$4.00	$6.00	$8.00	$10.00	$12.00	$14.00	$16.10	$18.60	$19.72	$25.00	$30.00	$35.00	$40.00	$50.00
September 13, 2024	1.9200	2.2757	2.4150	2.4651	2.4762	2.4714	2.4607	2.4474	2.4421	2.4254	2.4196	2.4196	2.4224	2.4308
September 1, 2025	2.2950	2.5429	2.6369	2.6577	2.6427	2.6134	2.5796	2.5437	2.5300	2.4858	2.4668	2.4598	2.4588	2.4631
September 1, 2026	2.6931	2.8240	2.8784	2.8822	2.8465	2.7875	2.7187	2.6451	2.6175	2.5342	2.5039	2.4948	2.4937	2.4972
September 1, 2027	3.1056	3.1056	3.1056	3.1056	3.1056	3.1056	3.1056	2.6882	2.5352	2.5352	2.5352	2.5352	2.5352	2.5352

The exact Fundamental Change Stock Price and Fundamental Change Effective Date may not be set forth on the table, in which case:

•
if the Fundamental Change Stock Price is between two Fundamental Change Stock Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Stock Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•
if the Fundamental Change Stock Price is in excess of $50.00 per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the first row of the table above as described in the Preliminary Prospectus Supplement), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•
if the Fundamental Change Stock Price is less than $4.00 per share (subject to adjustment in the same manner as the Fundamental Change Stock Prices set forth in the first row of the table above as described in the Preliminary Prospectus Supplement), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Discount Rate for Purposes of Fundamental Change Dividend Make-Whole Amount:	The discount rate for purposes of determining the Fundamental Change Dividend Make-Whole Amount is 4.67% per annum.

Use of Proceeds:
The Issuer intends to use the net proceeds from this offering to fund all or a portion of the consideration for the Juniper Acquisition, to pay related fees and expenses, and, if any proceeds remain thereafter, for other general corporate purposes, which may include, among other uses, repaying certain indebtedness of HPE, Juniper and their respective subsidiaries.

Acquisition Termination Redemption:
The Issuer will have the option to redeem the Mandatory Convertible Preferred Stock, in whole but not in part, at the redemption amount set forth in the Preliminary Prospectus Supplement if (x) the consummation of the Juniper Acquisition does not occur on or before the later of (i) the date that is five business days after October 9, 2025 and (ii) the date that is five business days after any later date to which the Issuer and Juniper may agree to extend the “End Date” in the Merger Agreement or (y) the Issuer notifies the holders in writing that it will not pursue the consummation of the Juniper Acquisition.

Listing:
The Issuer intends to apply to list the Mandatory Convertible Preferred Stock on the NYSE under the symbol “HPEPrC” If the application is approved, the Issuer expects trading in the Mandatory Convertible Preferred Stock on the NYSE to begin within 30 days after the Mandatory Convertible Preferred Stock is first issued.

Concurrent Senior Notes Offering:
On September 10, 2024, the Issuer announced an offering of senior unsecured notes (the “Concurrent Senior Notes Offering”) pursuant to a separate prospectus supplement. The size, tranching, tenor and the pricing terms of the Concurrent Senior Notes Offering have not yet been determined. There can be no assurance that the Concurrent Senior Notes Offering will be completed on the terms described in the separate prospectus supplement or at all. The closing of this offering of Mandatory Convertible Preferred Stock is not subject to the completion of the Concurrent Senior Notes Offering.

CUSIP / ISIN for the Mandatory Convertible Preferred Stock:	42824C 208 / US42824C2089

Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC Mizuho Securities USA LLC

Joint Bookrunners:	Barclays Capital Inc. BNP Paribas Securities Corp. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Wells Fargo Securities, LLC

Co-Managers:
Academy Securities, Inc.
ANZ Securities, Inc.
CIBC World Markets Corp.
Credit Agricole Securities (USA) Inc.
ING Financial Markets LLC
Loop Capital Markets LLC
Santander US Capital Markets LLC
SG Americas Securities, LLC
Standard Chartered Bank
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.

*Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their shares of the Mandatory Convertible Preferred Stock on any date prior to the business day before delivery will be required, by virtue of the fact that the Mandatory Convertible Preferred Stock initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.

The Issuer has filed a registration statement (including the Preliminary Prospectus Supplement and the accompanying prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 1-800-831-9146; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com; or Mizuho Securities USA LLC, Attention: U.S. ECM Desk, 1271 Avenue of the Americas, New York, NY 10020, by telephone at (212) 205-7602 or by email at US-ECM@mizuhogroup.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.